UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 22, 2017
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2017, the Board of Directors of Finjan Holdings, Inc. (the “Company”), following the recommendation of the Compensation Committee of the Board of Directors of the Company, adopted the 2017 Executive Incentive Compensation Plan (the “2017 Plan”). The 2017 Plan is designed to tie executive compensation to the Company’s achievement of certain financial and strategic objectives and the executive’s achievement of individual performance goals. The 2017 Plan is intended to recognize outstanding contribution to the Company and value creation for the Company’s stockholders and is structured by the Compensation Committee to provide for cash bonuses to the Company’s executives at 100% to 200% of each executive’s current base salary, though in exceptional circumstances, the bonuses may exceed such levels. The discretionary nature of the 2017 Plan allows for the Compensation Committee to make recommendations to the Company’s Board of Directors to award Company executives on a monthly, quarterly or annual basis, on a discrete event, or any of the above.

The 2017 Plan runs from January 1, 2017 to December 31, 2017, and only those participants in good standing with the Company are eligible to participate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: March 28, 2017	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer